UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11.

Inland REAL ESTATE INCOME TRUST, INC.

SUPPLEMENT TO PROXY STATEMENT

FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held at 2:00 p.m., Central Time, on November 19, 2025

This proxy statement supplement, dated November 5, 2025 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of Inland Real Estate Income Trust, Inc. (the “Company”), dated September 24, 2025, as supplemented form time to time (the “Proxy Statement”), for the Company’s Annual Meeting of Stockholders to be held on Wednesday, November 19, 2025 (the “Annual Meeting”).

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

Company Update

As previously noted, the Company’s board of directors (the “Board”) has been reviewing strategic alternatives including sale of the Company. The Board retained a financial advisor and through the financial advisor engaged in discussions with potential purchasers. Based on this engagement and subsequent follow-up review and discussion, the Board has decided not to pursue the sale of the Company at this time. The Board has asked the Company’s Business Manager to evaluate the Company’s business plan and related strategy and to consider and present alternatives and enhancements to this plan and strategy for the Board to review. The goal is to increase assets and cash flow on an accretive basis as well as enhance our capital (primarily equity) and provide liquidity to stockholders over time. The Board may also engage other third parties to provide further strategic insight and review. To address upcoming debt maturities, the Company expects to enter into an amended credit facility agreement that will both extend the term of the agreement and increase the amount that may be drawn under the facility. The Company expects to repay maturing indebtedness secured by certain of the Company’s properties by drawing on the credit facility. Further, solely to assist broker-dealers in satisfying their obligations to report values on customer account statements, the Company anticipates publishing an estimate of per share net asset value as of September 30, 2025 no later than December 31, 2025.

Appointment of Anthony Chereso as Director

On November 5, 2025, the Board, upon recommendation of the Nominating and Governance Committee of the Board, increased the size of the Board from six to seven members and appointed Anthony Chereso as a Class II director of the Company, effective immediately, and to serve as a Class II director until the 2026 Annual Meeting of Stockholders or until his successor is duly elected and qualifies.

Anthony Chereso, age 62, is the chief executive officer and president of Inland, a position in which he has served since January 2024. Mr. Chereso joined Inland in July 2022 as the chief financial officer and has over 30 years of experience in finance, tax, audit, commercial real estate, capital markets and the alternative investment industry.

Mr. Chereso serves on the boards of directors of numerous Inland entities, including the Company’s Business Manager (since May 2025), Inland Real Estate Investment Corporation (since February 2024), Inland Private Capital Corporation (since February 2024), Inland Securities Corporation (since May 2025), and Inland Real Estate Acquisitions, LLC (since February 2023 and as Chairman since January 2025). Mr. Chereso has also served as a member of the board of managers of IPC Alternative Real Estate Advisor, LLC, advisor to IPC Alternative Real Estate Income Trust, Inc. (since August 2023). Mr. Chereso served as a member of the board of directors of IPC Alternative Real Estate Income Trust, Inc. from January 2024 until October 2025.

Prior to joining Inland, Mr. Chereso worked as president and chief executive officer of the Institute for Portfolio Alternatives from 2015 to 2022. Previously, he was a director at United Development Funding from 2013 to 2015, the president and chief executive officer of FactRight, a third-party independent securities due diligence and research firm, from 2007 to 2013, and has held roles in capital markets at various real estate investment companies.

Additionally, he worked in corporate finance, tax, and audit with Verizon Communications (formerly GTE) from 1985 to 2000. Mr. Chereso is a graduate of the DePaul University School of Business. The Board believes that Mr. Chereso’s extensive experience in finance, tax, audit, commercial real estate, capital markets, the alternative investment industry and natural leadership ability make him well qualified to serve as a member of our board of directors.

The election was not made pursuant to any arrangement or understanding with any other person. Mr. Chereso has no family relationship with any director or executive officer of the Company, and does not have any direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K . Further, the Company will not compensate, or reimburse the Business Manager for, Mr. Chereso for serving as a director.

Stock Owned by Certain Beneficial Owners and Management

Based on a review of filings with the SEC, the following table reflects the amount of common stock beneficially owned (unless otherwise indicated) by: (1) persons that beneficially own more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our officers; and (4) our directors and officers as a group. All information is as of November 5, 2025.

Name and Address of Beneficial Owner and Nature of Beneficial Ownership(1)	Amount(2)	Percent of Class
Catherine L. Lynch Director and Chairperson of the Board(3)	970	*
Lee A. Daniels, Lead Independent Director(4)	11,978	*
Stephen L. Davis, Independent Director(5)	9,832	*
Gwen Henry, Independent Director(6)	10,303	*
Bernard J. Michael, Independent Director(7)	9,809	*
Mark E. Zalatoris, Director, President and Chief Executive Officer	—	*
Anthony Chereso, Director(8)	56,465	*
Jerry Kyriazis, Chief Financial Officer and Treasurer	—	*
Judith Fu, Vice President(9)	642	*
Cathleen M. Hrtanek, Secretary(10)	222	*
Mitchell A. Sabshon, Former President and Chief Executive Officer(11)	2,654	*
Daniel Zatloukal, Senior Vice President	—	*
All officers and directors as a group (12 persons)	102,875	*

* Less than 1%

(1) The business address of each person listed in the table is c/o Inland Real Estate Income Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. The footnotes below include the nature of the ownership of the corresponding beneficial owner.

(2) All fractional ownership amounts have been rounded to the nearest whole number.

(3) Ms. Lynch shares voting and dispositive power with her husband over all the shares they own.

(4) Includes 3,288 unvested restricted shares. Mr. Daniels has sole voting and investment power over all the shares he beneficially owns.

(5) Includes 3,288 unvested restricted shares. Mr. Davis has sole voting and investment power over all the shares he beneficially owns.

(6) Includes 3,288 unvested restricted shares. Ms. Henry shares voting and dispositive power with her husband over all the shares they own.

(7) Includes 3,288 unvested restricted shares. Mr. Michael has sole voting and investment power over all the shares he beneficially owns.

(8) Includes shares owned by trusts, for which Mr. Chereso is the trustee. Mr. Chereso has sole voting and investment power over all the shares he beneficially owns.

(9) Ms. Fu has sole voting and investment power over all shares she beneficially owns.

(10) Ms. Hrtanek has sole voting and investment power over all the shares she beneficially owns.

(11) Mr. Sabshon has sole voting and investment power over all of the shares that he beneficially owns.

Voting Matters

You are not being asked to vote on or ratify the appointment of Mr. Chereso at the Annual Meeting. Mr. Chereso, as a Class II director, is not a nominee for election at the Annual Meeting. Accordingly, there is no change to Proposal 1, Election of Class I Directors, included in the Proxy Statement.

Please note that any proxy card we delivered has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. All stockholders of record as of September 23, 2025 should have received a Notice of Internet Availability of Proxy Materials (Notice), which provides instructions on how to access proxy materials and vote online, or a full set of paper proxy materials, if requested. Proxy materials are available on Inland Income Trust’s website at https://inland-investments.com/inland-income- trust and on the voting website referred to in the Notice. Stockholders may vote in person at the meeting or by proxy: (1) via the Internet; (2) by telephone with a proxy card at (800) 690-6903; or (3) by mail using the proxy card.

There are four items that stockholders are asked to vote on in this year’s proxy statement, including a non-binding advisory resolution concerning executive compensation and the frequency of the “Say on Pay” vote. The Board recommends that stockholders vote “FOR” each proposal and for a frequency of “ONE YEAR” on proposal four. If voting by proxy, please do so as soon as possible to avoid additional Company expenses or meeting delays.